                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


EXHIBIT 10.4



September 24, 2001



Hoover's, Inc.
5800 Airport Blvd.
Austin, Texas 78752
Attention:  Jani Spede


Dear Ms. Spede:

     Reference is made to the agreement dated as of January 29, 2001 (the "Agreement") by and between Hoover's, Inc. ("Hoover's") and The FORTUNE Group, a division of Time Inc. ("FORTUNE") and, for certain limited purposes, Warner Books Multimedia Corp. ("Warner Books"), as amended July 24, 2001. Hoover's and FORTUNE hereby agree to amend the Agreement upon the terms and conditions set forth herein.

Section 5.1.2 shall be deleted in its entirety and replaced by the following:

"5.1.2. BY HOOVER'S. Commencing April 1, 2001, Hoover's shall place through Insertion Orders a total of [*] worth of advertising in the FORTUNE Group Magazines and/or Web Advertising and/or in connection with sponsorship of FORTUNE conferences during the [*] period commencing April 1, 2001 at the discounted rates described in Section 5.2. In addition to the above [*] commitment, Hoover's shall place through Insertion Orders a total of [*] worth of advertising in the FORTUNE Group Magazines and/or Web Advertising and/or in connection with sponsorship of FORTUNE conferences during the period between April 1, 2002 and [*] at the discounted rates described in
Section 5.2; provided that Hoover's agrees to provide a minimum of [*] of such [*] total through Insertion Orders for advertising and/or sponsorship to be provided during the period between [*] and [*]. Subject to the above timing requirements, Hoover's, at its sole discretion, shall determine the schedule and media for such advertising commitment and shall pay for such services as they are provided, in accordance with standard FORTUNE billing procedures. All such advertising shall be subject to the terms and conditions (excluding price) for the then current rate card of the applicable FORTUNE Group Magazine and/or FORTUNE Group Site and/or FORTUNE conference."



--------------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496



     Except as expressly herein modified, the Agreement dated as of January 29, 2001, as amended, is ratified, confirmed and remains in full force and effect.

     If the foregoing is in accordance with your understanding, please sign where indicated below and return for countersigning.


                                           THE FORTUNE GROUP,
                                           a division of Time Inc.

                                           By:             /s/
                                              ----------------------------------
                                               Name: Christopher Poleway
                                               Title: President - Fortune Group



ACCEPTED AND AGREED:

HOOVER'S INC.

By:           /s/
   ------------------------------
    Name: Jani F. Spede
    Title: SVP, Sales & Marketing





















--------------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.